Exhibit 4.3

GLOBUS MEDICAL, INC.

FIRST AMENDMENT TO

AMENDED AND RESTATED STOCK SALE AGREEMENT

This First Amendment to Amended and Restated Stock Sale Agreement (this “Amendment”), dated as of the 14th day of January 2009, is entered into by and among Globus Medical, Inc., a Delaware corporation (the “Company”), the undersigned holders of shares of the Company’s Series E Preferred Stock, and the undersigned holders of shares of the Company’s Common Stock, all of whom are party to that certain Amended and Restated Stock Sale Agreement (the “Stock Sale Agreement”) dated as of July 23, 2007, by and among the Company and certain of its stockholders. Capitalized terms used herein that are not otherwise defined herein shall have the meanings given them in the Stock Sale Agreement.

WHEREAS, the Company desires to authorize a new class of Common Stock designed “Class C Common Stock” and to establish the Globus Medical, Inc. 2008 Stock Plan and reserve 10,000,000 shares of Class C Common Stock for issuance thereunder; and

WHEREAS, in connection therewith, the undersigned desire to amend the Stock Sale Agreement to include the Class C Common Stock within the definition of “Common Stock” as such term is defined in the Stock Sale Agreement; and

WHEREAS, Section 5.4 of the Stock Sale Agreement provides that the Stock Sale Agreement may be amended only with the written consent of (i) the Company, (ii) persons holding, in the aggregate, shares of Investor Stock (as such term is defined in the Stock Sale Agreement) representing sixty percent (60%) of the voting power of all shares of Investor Stock then held by the Investors (as such term is defined in the Stock Sale Agreement) and their permitted assignees, and (iii) persons holding, in the aggregate, shares of Key Holder Stock (as such term is defined in the Stock Sale Agreement) representing a majority of the voting power of all shares of Key Holder Stock then held collectively by Key Holders (as such term is defined in the Stock Sale Agreement) and their respective permitted assignees, and the undersigned constitute the requisite signatories necessary to amend the Stock Sale Agreement;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby amend the Stock Sale Agreement and agree as follows:

1. Amendment of Stock Sale Agreement. The Stock Sale Agreement is hereby amended as follows:

1.1 Section 1.13 of the Stock Sale Agreement is hereby deleted in its entirety and amended and restated as follows:

“1.13 “Common Stock” shall mean shares of the Company’s Class A Common Stock, Class B Common Stock and Class C Common Stock.”

1.2 Section 5.4 of the Stock Sale Agreement is hereby deleted in its entirety and amended and restated as follows:

“5.4 Amendment and Waiver. This Agreement may be amended or terminated and the observance of any term of this Agreement may be waived with respect to any party to this Agreement (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (i) the Company, (ii) persons holding, in the aggregate, shares of Investor Stock representing sixty percent (60%) of the voting power of all shares of Investor Stock then held by the Investors and their permitted assignees, and (iii) persons holding, in the aggregate, shares of Key Holder Stock representing a majority of the voting power of all shares of Key Holder Stock then held collectively by Key Holders and their respective permitted assignees. Any amendment, termination or waiver effected in accordance with this Section 5.4 shall be binding on all parties hereto, even if they do not execute such consent; provided, however, that in the event an amendment, modification or waiver adversely affects the rights and/or obligations of any party under this Agreement in a manner materially different from the manner in which it affects the rights and/or obligations of the other parties, such amendment, modification or waiver shall be binding on such adversely affected party only with the written consent of such adversely affected party. No consent of any party hereto shall be necessary to include as a party to this Agreement (i) any transferee required to become a party pursuant to Section 3.1 hereof or (ii) any additional holder of the Company’s Common Stock which the Company elects, or is required, to join as a party to this Agreement. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision. The Company shall give prompt written notice of any amendment, modification or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, modification, termination or waiver.”

2. Counterparts; Facsimile Signatures. This Amendment may be executed in any number of counterparts, each of which shall constitute an original, but which, when taken together, shall constitute by one instrument. One or more counterparts of this Amendment or any exhibit hereto may be delivered via facsimile, with the intention that they shall have the same effect as an original counterpart hereof.

3. Effect on Stock Sale Agreement. Except as specifically, provided herein, the Stock Sale Agreement shall remain in full force and effect. Except as specifically provided above, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Company, the Investors or the Key Holders under the Stock Sale Agreement.

4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws provisions thereof.

[Signature page follows.]

2

The foregoing First Amendment to Amended and Restated Stock Sale Agreement is hereby executed as of the date first above written.

COMPANY:

GLOBUS MEDICAL, INC.

By:	/s/ David C. Paul
David C. Paul
Chief Executive Officer

The foregoing First Amendment to Amended and Restated Stock Sale Agreement is hereby executed as of the date first above written.

INVESTOR:

CLARUS LIFESCIENCES I, L.P.

By its General Partner, Clarus Ventures I GP, LP
By its General Partner, Clarus Ventures I, LLC

By:	/s/ Robert W. Liptak
Robert W. Liptak
Managing Director

The foregoing First Amendment to Amended and Restated Stock Sale Agreement is hereby executed as of the date first above written.

INVESTOR:

GOLDMAN SACHS INVESTMENT PARTNERS MASTER FUND LP

BY: GOLDMAN SACHS INVESTMENT PARTNERS GP, LLC, ITS GENERAL PARTNER

By:	/s/ Michelle Barone

Print Name:	Michelle Barone

Title:	Vice President

The foregoing First Amendment to Amended and Restated Stock Sale Agreement is hereby executed as of the date first above written.

INVESTOR:

GS DIRECT, L.L.C.

BY:	/s/ Katherine B. Enquist
NAME:	Katherine B. Enquist
TITLE:	Managing Director

The foregoing First Amendment to Amended and Restated Stock Sale Agreement is hereby executed as of the date first above written.

INVESTORS:

GOLDMAN SACHS PRIVATE EQUITY		GOLDMAN SACHS PRIVATE EQUITY
PARTNERS 2004, L.P.		PARTNERS 2004 EMPLOYEE FUND, L.P.

By: Goldman Sachs PEP 2004 Advisors, L.L.C.,		By: Goldman Sachs PEP 2004 Employee Funds
General Partner		GP, L.L.C., General Partner
By: GSAM Gen-Par, L.L.C., Managing Member
		By:	/s/ Ryan Boucher
By:	/s/ Ryan Boucher
		Print Name:	Ryan Boucher
Print Name:	Ryan Boucher
		Title:	Vice President
Title:	Vice President

GS PRIVATE EQUITY PARTNERS 2002 –
DIRECT INVESTMENT FUND, L.P.
GOLDMAN SACHS PRIVATE EQUITY
PARTNERS 2004 OFFSHORE HOLDINGS,		By: GS PEP 2002 Direct Investment Advisors,
L.P.		L.L.C., General Partner
By: GSAM Gen-Par, L.L.C., Managing Member
By: Goldman Sachs PEP 2004 Offshore Holdings
Advisors, Inc., General Partner		By:	/s/ Ryan Boucher

By:	/s/ Ryan Boucher	Print Name:	Ryan Boucher

Print Name:	Ryan Boucher	Title:	Vice President

Title:	Vice President	MULTI-STRATEGY HOLDINGS, L.P.

GOLDMAN SACHS PRIVATE EQUITY		By: Multi-Strategy Holdings Offshore Advisors,
PARTNERS 2004 - DIRECT INVESTMENT		Inc., General Partner
FUND, L.P.
		By:	/s/ Ryan Boucher
By: Goldman Sachs PEP 2004 Direct Investment
Advisors, L.L.C., General Partner		Print Name:	Ryan Boucher
By: GSAM Gen-Par, L.L.C., Managing Member
		Title:	Vice President
By:	/s/ Ryan Boucher

Print Name:	Ryan Boucher

Title:	Vice President

The foregoing First Amendment to Amended and Restated Stock Sale Agreement is hereby executed as of the date first above written.

KEY HOLDERS:

/s/ David Paul
David Paul

David Demski
David Demski

/s/ David Davidar
David Davidar

/s/ Daniel Paul
Daniel Paul

/s/ Andy Iott
Andy Iott

/s/ William Rhoda
William Rhoda